                                                                   EXHIBIT 10.10

                         Confidential Treatment Request


                            ASSET PURCHASE AGREEMENT



                                     SELLER


                            SCC Communications Corp.




                                      BUYER


                           Printrak International Inc.

                            ASSET PURCHASE AGREEMENT


        This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of July 18, 1997, by and between Printrak International Inc., a Delaware corporation ("Buyer"), and SCC Communications Corp., a Delaware corporation ("SCC" or "Seller").


                                 R E C I T A L S

        A. Seller owns and operates the Computer-Aided Dispatch and Records Management Division (the "CAD/RMS Division") of SCC and its foreign subsidiary, Public Safety Technologies of Australia (Pty), Ltd., which develop and market a computer-aided dispatch and records management software product line (the "Business").

        B. Buyer desires to purchase, and Seller desires to sell and transfer to Buyer, substantially all of the assets of the CAD/RMS Division and all of the stock of the Foreign Subsidiary all upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing premises, the terms, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. ASSETS AND LIABILITIES BEING PURCHASED AND ASSUMED.

           1.1 PURCHASED ASSETS. Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer and assign to Buyer, free and clear of any and all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests of any kind whatsoever (other than those securing any Assumed Obligations), all of the assets, wherever located, which are owned by Seller, or in which Seller has any right, title or interest, and used in connection with the Business (collectively referred to herein as the "Purchased Assets"). The Purchased Assets shall include, but shall not be limited to, the following:

               (a) The tangible personal property, machinery, equipment, hones, tools, machine and electric parts, supplies and computers, wherever located, owned or used by Seller solely or primarily in connection with the Business (collectively, the "Tangible Assets"), all the items of which are identified in
Schedule 1.1(a) attached hereto;

               (b) All of the rights, tangible and intangible, and leasehold interests in personal property, of Seller existing under any contracts, agreements, leases, licenses, instruments or commitments, all of which are listed on Schedule 4.6 attached hereto, and under any contracts, agreements, leases, licenses, instruments and commitments which are entered into by Seller in connection with the Business after the date hereof and prior to the "Closing" (as defined below) with the prior written consent of Buyer (collectively, the "Assumed Contracts");

               (c) All rights in and to any governmental and private permits, licenses, franchises and authorizations, to the extent assignable, used in connection with the Business;

               (d) All rights in and to any requirements, processes, formulations, methods, technology, know-how, formulae, trade secrets, trade dress, designs, inventions and other proprietary rights and all documentation embodying, representing or otherwise describing any of the foregoing, owned or held by Seller in connection with the Business (the assets described in Sections 1.1(d) through 1.1(g) are referred to as the "Intangible Property Rights");

               (e) All patents, copyrights, tradenames, trademarks and service marks of Seller used in the Business (other than "SCC" or "SCC Communications Corp."), all of which are set forth on Schedule 1.1(e), and all applications therefor, and all documentation embodying, representing or otherwise describing any of the foregoing;

               (f) All rights in and to the customer lists, promotion lists, marketing data and other compilations of names and data developed in connection with the Business, and which shall be delivered by or on behalf of Seller to Buyer at or prior to the Closing;

               (g) All of Seller's rights in and to the computer software programs (including software licensed to Seller) used in connection with the Business or developed or under development by, or on behalf of, Seller in connection with the Business, all of which are identified on Schedule 4.15, including the source code, object code and documentation for such software, in each case to the extent that Seller possesses and has a right to possess and transfer the same;

               (h) All accounts and notes receivable and unbilled project revenues generated in connection with the Business from and after July 1, 1997 (other than the account receivable from Ramsey County, which is excluded), and all cash received upon the billing and collection thereof, whether on hand, in banks or other depository accounts, or transit, and all negotiable instruments of or made payable to Seller, advanced payments, claims for refunds and deposits and other prepaid items of Seller;

               (i) All accounts receivable schedules, lists, files, books, publications, and other records and data used in connection with the Business; and

               (j) All causes of action, claims, suits, proceedings, judgments or demands, of whatsoever nature, of or held by Seller against any third parties with respect to the Business.

           1.2 ASSUMED OBLIGATIONS. Buyer hereby agrees to assume, honor and discharge when due only: (a) those liabilities, obligations and commitments (including bonding obligations) specifically set forth on Schedule 1.2 (the "Assumed Liabilities"); and (b) those liabilities and obligations arising after the "Closing Date" (as defined below) under the Assumed Contracts (which, together with the Assumed Liabilities, shall sometimes be referred to herein collectively as the "Assumed Obligations"). The Assumed Obligations shall not include, and Seller covenants that Buyer shall not be liable or responsible for, any obligations or liabilities to the extent arising out of any act or omission of Seller under any Assumed Contract, regardless of when such liability or obligation is asserted. Seller represents and warrants that, except as set forth on Schedule 1.2, Seller is not in default under any Assumed Obligation, and Buyer shall not be obligated to assume any Assumed Obligation which is in default as of the Closing Date, or any obligation relating to periods prior to the Closing Date.

           1.3 OPTION TO PURCHASE STOCK OF SUBSIDIARY. Seller hereby grants to Buyer an option to purchase all of the issued and outstanding stock of Subsidiary (the "Subsidiary Stock") for a purchase price of One Hundred Dollars ($100.00). Such option shall be exercisable by written notice to Seller within thirty (30) days following the Closing Date, and Seller shall deliver to Buyer certificates representing the Subsidiary Stock, duly endorsed for transfer, as well as all corporate records of Subsidiary, within ten (10) days following receipt of such notice (the "Option Closing Date"). In the event that such option is exercised, the representations and warranties contained in this Agreement with respect to Subsidiary shall be deemed to have been made again as of the Option Closing Date, and Seller shall deliver to Buyer a certificate of an officer of Seller, certifying as to the accuracy thereof. The Subsidiary Stock shall be transferred to Buyer, free and clear of any and all mortgages, liens, securing interests, encumbrances, pledges, claims and any other adverse interests of any kind whatsoever.

        2. LIABILITIES NOT ASSUMED.

           Except for the Assumed Obligations, Seller agrees that Buyer will not assume or perform, and Seller shall remain responsible for and shall indemnify, hold harmless and defend Buyer from and against, any and all liabilities and obligations of Seller, whether known or unknown, and regardless of when such liabilities or obligations arise or are asserted, including, without limitation, any obligations or liabilities of Seller with respect to the following:

               (a) Any compensation or benefits payable to employees of Seller, including, but not limited to, any liabilities arising under any employee pension or profit sharing plan or other employee benefit plan, any severance pay or other termination costs due to employees of Seller as a result of the transactions contemplated by this Agreement or any of Seller's obligations to its employees for salaries and vacation and holiday pay accrued and unpaid as of the Closing Date;

               (b) All federal, state, local, foreign or other taxes applicable to Seller for periods prior to the Closing Date;

               (c) Injuries to or the death of any person, or any employee of Seller, that has occurred or may occur, prior to Closing, in connection with the Business or any other operations engaged in by Seller, even if not discovered until after the Closing Date;

               (d) All liens, claims and encumbrances on any of the Purchased Assets and all obligations and liabilities secured thereby;

               (e) All obligations of Seller for borrowed money, or incurred in connection with the purchase, lease or acquisition of any assets, and any obligations of a similar nature incurred by Seller;

               (f) Any accounts or notes payable or similar indebtedness incurred by Seller;

               (g) Any claims, demands, actions, suits, legal proceedings, obligations or liabilities arising from Seller's operation of the Business prior to the Closing, or arising from any other business or operations of Seller conducted prior to the Closing, whether such claims, demands, actions, suits, legal proceedings, obligations or liabilities are presently pending or threatened or are threatened or asserted at any time after the date hereof and whether before or after the Closing; and

               (h) Any liabilities arising out of the termination by Seller of any of its employees in anticipation or as a consequence of, or following, consummation of the transactions contemplated hereby.

        3. PURCHASE PRICE AND TERMS OF PAYMENT.

           3.1 PURCHASE PRICE. As consideration for the sale to Buyer of the
Purchased Assets, Buyer agrees to pay to Seller the aggregate sum of [      ],
representing the net book value of the Purchased Assets as of June 30, 1997, (calculated in accordance with GAAP, provided that the reserve for anticipated
project losses has been increased to [      ] and all capitalized software has
been written off), and to assume the Assumed Obligations in Section 1.2 (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of immediately available funds to Seller's bank account per written instructions of Seller.

           3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as determined by Buyer in its sole discretion. The parties hereto shall report consistent with Buyer's allocation on all income tax returns, and will comply with, and furnish the information required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

        4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Except as disclosed in the Schedules delivered concurrently herewith by reference to the specific Section or Sections hereof to which the disclosure pertains, Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

           4.1 AUTHORITY AND BINDING EFFECT. Seller has the full corporate power and authority to execute and deliver this Agreement and each agreement referenced herein (the "Related Agreements") to which it is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. This Agreement and the Related Agreements to which Seller is a party, and the consummation by Seller of its obligations herein and therein, have been duly authorized by all necessary corporate action of Seller, including, without limitation, the approval of its shareholders in accordance with applicable law. This Agreement and the Related Agreements have been duly executed and delivered by the Seller and upon their execution and delivery will be, the binding and valid agreements of the Seller. This Agreement and the Related Agreements shall be enforceable against the Seller, in each such case in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies. No further action is required to be taken by the Seller, nor is it necessary for the Seller to obtain any action, approval or consent by or from any third persons, governmental or other, to enable the Seller to enter into or perform its obligations under this Agreement and the Related Agreements to which it is a party, except for the consents of third parties to the assignment and assumption of the Assumed Contracts which Seller shall use its best efforts to obtain following the Closing (unless waived in writing by Buyer). Such consents are set forth in
Schedule 4.6 hereto.

           4.2 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subsidiary is a company duly organized, validly existing and in good standing under the laws of Australia. Each of Seller and Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership or leasing of its assets and the failure to be so qualified would have a material adverse effect on such entity or the Business. Seller has the legal right, corporate power and authority, and all licenses and other permits, required to operate the Business as now conducted and to own, use and sell the Purchased Assets. Seller has delivered to, or made available for inspection by, Buyer or its counsel true, correct and complete copies of (i) Seller's and Subsidiary's charter documents and all amendments thereto; (ii) Seller's and Subsidiary's Bylaws and all amendments thereto, duly certified by its corporate secretary; and (iii) Seller's and Subsidiary's minute and stock books. No actions, proceedings or transactions have been commenced or undertaken by the Seller which give or would give rights to any person, other than Buyer, in any of the Purchased Assets or Purchased Stock or interfere with the consummation of the transactions contemplated by this Agreement.

           4.3 FINANCIAL STATEMENTS. Seller has delivered to Buyer unaudited financial statements of Seller and Subsidiary relating to the Business consisting of (i) an unaudited balance sheet as of June 30, 1997 (the "June Balance Sheet"), and (ii) an unaudited balance sheet, and a related statement of operating expenses, as of and for the period ended December 31, 1996, (the "December 31, 1996 Financial Statements") (the June Balance Sheet and the December 31, 1996 Financial Statements are collectively referred to herein as the "Financial Statements"). True, correct and complete copies of the Financial Statements are attached as Schedule 4.3A hereto. The Financial Statements fairly present the financial condition of the Business and the results of its operations as of the relevant dates thereof and for the respective periods covered thereby, and have been prepared in accordance with generally accepted accounting principles. Except as set forth in Schedule 4.3B, Schedule 1.2 and
Schedule 4.6 neither Seller nor Subsidiary has any debts, obligations, liabilities or commitments of any nature relating to the Business, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the June Balance Sheet delivered pursuant hereto, other than liabilities incurred after June 30, 1997 in the ordinary course of business and consistent with past practice. Such post-June 30, 1997 liabilities have not had, and are not expected to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations or prospects of Subsidiary or the Business. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth on Schedule 4.3B and is included in the Assumed Obligations, Seller shall provide the following information, in writing as an attachment to such Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of Seller of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

           4.4 ABSENCE OF CERTAIN CHANGES. During the period from June 30, 1997 to the date hereof, there has not been with respect to or affecting Seller, Subsidiary or the Business: (i) any amendment, termination or revocation, or any threat known to the Seller of any amendment, termination, or revocation, of any material contract or agreement to which Seller or Subsidiary is, or was, a party which relates to Subsidiary or the Business, or of any license, permit or franchise required for the continued operation of the Business in substantially the same manner as it has been conducted since its incorporation; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of, on or affecting any of the Purchased Assets, except sales that have been made in the ordinary course of the Business and consistent with past practices, and liens for current taxes not yet due and payable; (iii) other than as contemplated in connection with the transactions contemplated hereby, any increase in the compensation paid or payable or in the fringe benefits provided to any employees of the CAD/RMS Division or Subsidiary; (iv) any damage, destruction or loss, whether or not covered by insurance, of any of the Purchased Assets; (v) the incurrence of any indebtedness, either for borrowed money or in connection with any purchase of assets, or otherwise on behalf of the Business, that is not reflected in the June 30, 1997 balance sheet and individually or in the aggregate involves more than $5,000; (vi) any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items for use in the Business not disclosed in the June 30, 1997 Financial Statements which involves amounts exceeding $5,000 individually or $10,000 in the aggregate or which is in excess of or represents a departure from the normal, ordinary and usual requirements of the Business; (vii) the execution by Seller or Subsidiary of any agreement or contract relating to the Business that obligates Seller or Subsidiary to pay more than $10,000 per year or which is materially disadvantageous to Seller, Subsidiary or the Business; or (viii) the occurrence subsequent to June 30, 1997 of any other event or circumstance which, could reasonably be expected to materially and adversely affect the Subsidiary, any of the Purchased Assets, the Business, or the ability of the Seller to consummate the transactions contemplated hereby.

           4.5 THE PURCHASED ASSETS.

               (a) TITLE TO AND ADEQUACY OF PURCHASED ASSETS. Except as disclosed on Schedule 4.5 hereto, Seller has, and at the Closing Seller will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests. Except as set forth on Schedule 4.5, all of the Purchased Assets are in the exclusive possession and control of Seller and Seller has the unencumbered right to use and sell to Buyer all of the Purchased Assets without interference from others. The Purchased Assets constitute all the assets, properties, rights, privileges and interests necessary for Buyer to own and operate the Business substantially in the same manner as it has been conducted by Seller during the period immediately preceding the execution of this Agreement.

               (b) TANGIBLE ASSETS. Schedule 1.1(b) is a list of all of the Tangible Assets used in the Business, other than any Tangible Asset the replacement cost of which would be less than $1,000.00 and which is not of material importance to Seller's operations. The Tangible Assets are in good working order and condition, ordinary wear and tear excepted, have been maintained in accordance with generally accepted industry standards, are suitable for the uses for which they are being utilized in the Business and comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof.

               (c) INTANGIBLE PROPERTY RIGHTS. The Intangible Property Rights are the only material intangible property used by Seller in the Business, and from and after the Closing Date, Buyer shall have the right to use all of the Intangible Property Rights in the Business consistent with Seller's use of the Intangible Property Rights in the Business. Seller owns, or holds adequate licenses, or other rights to use, all of the Intangible Property Rights, such use does not conflict with, infringe on or otherwise violate any rights of any other person. Except as disclosed in Schedule 4.5, all of such licenses and rights are transferable to Buyer without cost or liability to Buyer and will be included in the Purchased Assets being sold to Buyer hereunder. Except as set forth on Schedule 4.5, Seller has not granted, transferred or assigned any right, license or interest in any of its Intangible Property Rights. In no instance has the eligibility of any copyright to any material property included in the Intangible Property Rights been forfeited to the public domain by omission of any required notice or any other action. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any of the Intangible Property Rights on behalf of Seller either (i) in the case of any copyright, have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive and original ownership of all United States copyrights thereby arising or (ii) shall, prior to the Closing, have executed appropriate instruments of assignment in favor of Seller as assignee that convey to Seller full, effective and exclusive ownership of all Intangible Property Rights thereby arising. Except as set forth in Schedule 4.5, Seller has not infringed, is not now infringing and has not received notice of any infringement, on any patent, trade name, trademark, service mark, copyright, trade secret, trade dress, design, invention, technology, know-how, process or other proprietary right belonging to any other person, firm or corporation, which infringement would have an adverse effect on any of the Purchased Assets or the Business. To the best of Seller's knowledge, there is no infringement by any other person of any Intangible Property Right.

               (d) LEASES. Schedule 4.5(d) is a list of each of the facilities or real properties used in the Business. Schedule 4.5(d) also contains a list of all leases under which Seller possesses or uses personal property in connection with the conduct or operation of the Business. The personal property leases set forth in Schedule 4.5(d) are sometimes collectively referred to as the "Personal Property Leases." True, correct and complete copies of the real property leases set forth in Schedule 4.5(d), the Real Property Leases and Personal Property Leases (collectively, the "Leases") have been delivered to Buyer. Seller is not, and as of the Closing Date will not be, in default, and no facts or circumstances have occurred, or on or prior to the Closing will occur, which through the passage of time or the giving of notice, or both, would constitute a default, under any of the Leases. Subject to any consents required therefor, the assignment of any of the Real Property Leases and the personal property leases set forth in Schedule 4.5(d) shall not adversely affect Buyer's quiet enjoyment and use, without disturbance, of all real and personal properties and assets that are the subject of such leases. None of the Leases contains any provisions which, after the Closing Date, would (i) hinder or prevent Buyer from continuing to use any of the properties or assets which are the subject of the personal property leases set forth in Schedule 4.5(d) in the manner in which they are currently used or (ii) impose any additional costs (other than scheduled rental increases) or additional burdensome requirements as a condition to their continued use. Except as otherwise set forth in Schedule 4.5(d) hereto, none of the Purchased Assets are held under, or used by Seller in connection with the Business pursuant to, any lease or conditional sales contract.

               (e) ACCOUNTS RECEIVABLE. Attached hereto as Schedule 4.5(e) are
(i) an accurate list of all accounts and notes receivable of Seller, including any accounts or notes receivable not reflected in the June 30, 1997 balance sheet, and (ii) an aging of all such accounts and notes receivable showing amounts due in 30-day aging categories. All such accounts and notes receivable on such listing arose from, and all accounts and notes receivable of Seller created between June 30, 1997 and the Closing will have arisen from, the sale of Seller's products or the provision of services by Seller in the ordinary course of business. The Seller has not received any notice or knows of any counterclaim or set-off with respect to any such accounts or notes receivable, or any facts or circumstances that would be the basis for any such counterclaim or set-off, which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the June 30, 1997 balance sheet.

           4.6 CONTRACTS, AGREEMENTS AND COMMITMENTS. Schedule 4.6 hereto contains an accurate and complete list of all contracts, agreements, leases, licenses and instruments to which Seller or Subsidiary is a party or is bound or which relate to or affect any of the Purchased Assets or the Business. Schedule
4.6 includes, without limitation, all contracts and agreements and all leases, licenses and instruments, which (i) grant a security interest or permit or provide for the imposition of any lien, mortgage, security interest or other encumbrance on, or provide for the disposition of, any of the Purchased Assets;
(ii) require the consent of any third party to the consummation by Seller of the transactions contemplated by this Agreement, as noted on such schedule; (iii) would restrict the use or disposition by Buyer after the Closing of any of the Purchased Assets; or (iv) pertain to the sale or lease of CAD/RMS Products to third parties (including the status of the contract, the contract price, the amount collected to date and whether the CAD/RMS Product has been accepted. True, correct and complete copies of all items so listed in Schedule 4.6 have been furnished to Buyer. Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Schedule 4.6 is a valid and binding obligation of Seller and/or Subsidiary and the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 4.6 hereto, there have not been any defaults by Seller or Subsidiary or, to the best knowledge of the Seller, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a material adverse effect on Subsidiary, the Business or any of the Purchased Assets, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Seller, or to the best knowledge of the Seller, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the Purchased Assets or otherwise materially and adversely affect Subsidiary, any of the Purchased Assets or the Business.

           4.7 LABOR AND EMPLOYMENT AGREEMENTS; FRINGE BENEFIT PLANS.

               (a) Schedule 4.7 sets forth the name of each director and officer of Subsidiary and of each employee of Seller or Subsidiary who is engaged in the Business, together with a description of all compensation and benefits that are payable to such individuals as a result of their employment by or association with Seller or Subsidiary. Schedule 4.7 includes a description of all employment or personnel policies of Seller relating to vacation or other employee benefits.

               (b) Schedule 4.7 hereto contains a list of any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract, and all written or other personnel policies, of Seller or Subsidiary or to which Seller or Subsidiary is subject or bound. True, correct and complete copies of any such agreements, plans, contracts and policies listed in Schedule
4.7 hereto have been furnished to Buyer. Except to the extent set forth in
Schedule 4.7, (i) there has been no strike or other work stoppage by, nor to the best knowledge of Seller has there been any union organizing activity among, any of the employees of Seller or Subsidiary; (ii) Seller and Subsidiary are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; and (iii) there is no unfair labor practice complaint pending or, to the best knowledge of the Seller, threatened against Seller or Subsidiary, nor, to the best knowledge of the Seller, is there any factual basis for any such complaint.

               (c) Schedule 4.7 hereto also contains a complete list of Seller's and Subsidiary's Employee Plans. True, correct and complete copies or descriptions of such Employee Plans have been delivered to Buyer. For purposes of this Section 4.7, the term "Employee Plan" includes all past or present plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) maintained by Seller or Subsidiary or to which Seller or Subsidiary has an obligation to contribute which provide any remuneration or benefits, other than current cash compensation, to any current or former employee of Seller or Subsidiary or to any other person who provides services to Seller or Subsidiary. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Except as set forth on Schedule 4.7, none of the Employee Plans are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or are qualified under the Code. Except as set forth in Schedule 4.7, all Employee Plans are now, and have always been, established, maintained and operated in all material respect in accordance with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and governing guidelines promulgated thereunder and in accordance with their plan documents. Each funded Employee Plan providing for payment of deferred compensation (a "Qualified Plan") is and always has been qualified under Section 401 of the Code. The Internal Revenue Service has issued one or more determination letters with respect to each Qualified Plan stating that each such Qualified Plan is qualified under Section 401 of the Code and each trust maintained in connection with each such Qualified Plan has been and is exempt under Section 501 of the Code. Except as set forth in Schedule 4.7, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of the Seller, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by Seller. No amount is, and as of the Closing Date no amount will be, due or owing from Seller or Subsidiary to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of the Seller, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of the Seller, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code. There is no contract, agreement or benefit arrangement covering any employee of Seller or Subsidiary, the payments under which, individually or collectively, would constitute an "excess parachute payment" under Section 280G of the Code.

           4.8 CONFLICTS. Except as described on Schedule 4.6 hereto, neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement or the Related Agreements to which Seller is a party will or could result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the respective charter, bylaws or other governing instruments of Seller or Subsidiary, or any contract, lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which the Seller or Subsidiary is a party or is bound which relates to the Business or which affects any of the Purchased Assets; (ii) the termination of any contract, lease, agreement, or commitment, or the acceleration of the maturity of any indebtedness or other obligation of the Seller or Subsidiary; (iii) the creation or imposition of any lien, charge or encumbrance on any of the respective assets or properties of the Seller or Subsidiary, including any of the Purchased Assets; (iv) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which the Seller or Subsidiary is a party or is bound or which affects any of their respective properties or any of the Purchased Assets or the Business; (v) a loss or adverse modification of any license, franchise, permit, other authorization or right (contractual or other) to operate, granted to or otherwise held by Seller or Subsidiary or used in the Business, which would have a material adverse effect on the Business or Buyer; or (vi) the cessation or termination of any other business relationship or arrangement between Seller or Subsidiary and any third party that is material to the Business, or its operating results, condition (financial or other) or prospects or any of the Purchased Assets. Except as set forth in Schedule 4.6 hereto, the Seller does not know of any business relationship or arrangement between it or Subsidiary and any third party (governmental or other) that is material to the Business, its operating results, condition or prospects and that will cease or is likely to be terminated as a result of the consummation of the transactions contemplated by this Agreement.

           4.9 INSURANCE. Schedule 4.9 contains an accurate list (including liability limits, deductibles and coverage exclusions) of all policies of insurance maintained by or on behalf of Seller or Subsidiary in connection with the Business as protection for the Purchased Assets and the Business. Except as set forth in Schedule 4.9 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect continuously since inception. Neither Seller nor Subsidiary has received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

           4.10 TAXES AND TAX RETURNS. Each of Seller and Subsidiary has duly filed all tax reports and returns which are required by law to be filed by it and has duly paid all foreign, federal, state and local taxes due or claimed to be due from such authorities, and there are no assessments or claims for payment of taxes now pending or, to the best knowledge of the Seller, threatened, nor is any audit of Seller's or Subsidiary's records presently being made by any taxing authority. Each of Seller and Subsidiary has properly withheld and paid, or accrued for payment when due, to appropriate state and/or federal authorities, all amounts required to be withheld from its employees' wages, salaries and other compensation and has also paid all employment taxes as required under applicable laws.

           4.11 COMPLIANCE WITH LAW/PERMITS.

               (a) Seller and Subsidiary are in compliance with all, and are not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could reasonably be expected to have a material adverse effect on the Business or any of the Purchased Assets. Without limiting the generality of this Section 4.11(a), there are no unresolved (i) proceedings or investigations instituted or, to the best knowledge of the Seller, threatened, by any such governmental authorities against Seller or Subsidiary relating to the Business, or (ii) citations issued or, to the best knowledge of the Seller, threatened against Seller, Subsidiary or the Business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of the Seller, threatened against Seller, Subsidiary or the Business, including under any federal or state regulation or otherwise, which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business or any of the Purchased Assets, or interfere with the maintenance, or the transfer or reissuance to Buyer, of the permits, licenses, franchises, certificates, authorizations or any right to operate held by Seller or Subsidiary; and, to the best knowledge of Seller, there are no facts or circumstances upon which any such proceedings, investigations, citations, notices, disallowances or charges may be instituted, issued or brought hereafter.

               (b) Schedule 4.11(b) contains a true, correct and complete list of all governmental licenses, permits, authorizations, franchises, or certificates or rights (contractual or other) to operate the Business, that are held by Seller or Subsidiary (collectively, "Licenses and Permits"). Such Licenses and Permits are the only licenses, permits, authorizations, franchises, certificates and rights to operate required for operation of the Business, as it has been conducted since its inception, and all of such Licenses and Permits are in full force and effect at the date hereof and will be as of the Closing. The Seller has provided Buyer with true, correct and complete copies of each License and Permit listed in Schedule 4.11(b). Seller and Subsidiary are in compliance in all material respects with all conditions or requirements imposed by or in connection with such Licenses and Permits and with respect to its use of the Purchased Assets and operation of the Business, and neither Seller nor Subsidiary has received any notice, nor does Seller have any knowledge or reason to believe, that any governmental authority intends to cancel, terminate or materially modify any of such Licenses or Permits or that valid grounds for any such cancellation, termination or material modification currently exist, except that, by reason of change of ownership of the Business, certain of the Licenses and Permits listed in Schedule 9.1 will have to be transferred or reissued to Buyer, and certain of such Licenses and Permits will have to be reapplied for by Buyer.

           4.12 LITIGATION AND PROCEEDINGS. There is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of the Seller or Subsidiary, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Seller, threatened, against Seller or Subsidiary, which (i) could reasonably be expected to affect adversely Seller's ability to perform its obligations under this Agreement or the Related Agreements or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against Buyer, the Business, the Purchased Stock or any of the Purchased Assets prior to or subsequent to the Closing Date. Neither Seller nor Subsidiary is subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller, any of its assets, Subsidiary or the Business, which may reasonably be expected to affect the Business.

           4.13 CERTAIN TRANSACTIONS. Except as set forth in Schedule 4.13 , there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, officers, directors, or employees of Seller or Subsidiary, or any person or entity affiliated with any of them (collectively, "Affiliates"), relating to, arising from or affecting the Business, or any of the Purchased Assets, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies, or the sale, lease or use of any of the Purchased Assets, with or without adequate compensation, in any amount whatsoever. Except as set forth in Schedule 4.13 , no existing or former shareholder, director, officer or employee of Seller or Subsidiary has any claims against or disputes with Seller which could result in the imposition of any liability or judgment against the Business or any of the Purchased Assets.

           4.14 ENVIRONMENTAL AND SAFETY MATTERS. Seller and Subsidiary have complied with, and the operation of the Business and the use of the Purchased Assets are in compliance with, in all material respects, all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to or adversely affecting any of the Purchased Assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or, to the best knowledge of the Seller, threatened.

           4.15 INTELLECTUAL PROPERTY.

               (a) Attached hereto as Schedule 4.15 is an accurate list and description of all patents, patent applications, patent licenses, copyrights, copyright licenses, trademarks, trademark applications and trademark licenses, and other trade secrets, know-how or intellectual property rights (the "Intellectual Property") owned, held, utilized or applied for by Seller in connection with the

Business, other than the "SCC" and "SCC Communications" trademarks, and other than as set forth on Schedule 1.1(e). Except as set forth on Schedule 4.15 hereto:

                   (i) Seller owns all right, title and interest in and to all Intellectual Property used in or necessary for, and as to Third Party Technology (as defined below) has sufficient rights necessary for, the conduct of the Business as presently conducted, or as planned to be conducted, including, without limitation, all Intellectual Property developed or discovered in connection with or contained in or related to the CAD/RMS Products (as defined below), free and clear of all liens, mortgages, charges, pledges, claims and encumbrances (including without limitation any distribution rights and royalty rights) (including Third Party Technology, the "Seller Rights").

                   (ii) Solely as to Third Party Technology (as defined below), the representations in Section 4.15 are limited to Seller's interest pursuant to the Third Party Licenses (as defined below), all of which are valid and enforceable and in full force and effect. "Third Party Licenses" means all licenses and other agreements with third parties relating to any Intellectual Property or products that Seller is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by Seller in connection with the Business. "Third Party Technology" means all Intellectual Property and products owned by third parties and licensed pursuant to Third Party Licenses. Notwithstanding the foregoing, Third Party Technology shall not include any "off-the-shelf" software program if the use of such program by Seller is in accordance with any applicable shrink wrap license and no portion of such program is distributed or licensed by Seller to third parties or incorporated into products distributed by Seller or licensed to third parties.

                   (iii) For purposes of this Agreement, the term "CAD/RMS Products" shall mean the computer assisted dispatch and records management systems and related products developed by the business, including any Intellectual Property related thereto.

                   (iv) All of the Intellectual Property which is in the public domain and is used in or necessary for the conduct of Seller's business as presently conducted or contemplated is listed on Schedule 4.15, attached hereto.

               (b) Except as set forth in Schedule 4.15, Seller has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, all Seller Rights, other than Third Party Technology.

               (c) Schedule 4.15 contains an accurate and complete description of: (i) all patents, trademarks, servicemarks (with separate listings of registered and unregistered trademarks and servicemarks), tradenames, and registered copyrights in or related to the Seller Rights, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto.

               (d) All of Seller's copyright registrations related to any and all of Seller's copyrights are valid and in full force and effect. If the copyright has not been registered, then it is not part of the foregoing representation. Seller has valid copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in all

CAD/RMS Products containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any copyrights or copyright registrations.

               (e) No claims have been asserted against Seller by any person challenging Seller's use or distribution (including manufacture, marketing license, or sale) of any Seller Right or products utilized by Seller (including, without limitation, the CAD/RMS Products and Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). There is no valid basis for any claim of the type specified in this
Section 4.15(e).

               (f) The execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby and by the other Transaction Documents will not (i) breach, violate or conflict with any instrument, agreement or other right governing any Seller Right or portion thereof, (ii) cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any Seller Right or portion thereof, (iii) in any way impair the right of Seller to use (including distribute, manufacture, marketing, license, sale or other disposition) of any Seller Right or portion thereof, or (iv) give rise to any right to bring any action for infringement of, any Seller Right or any portion thereof.

               (g) Except as set forth on Schedule 4.15, there are no royalties, honoraria, fees or other payments that would be payable by Seller to any person by reason of the ownership, use, license, sale, distribution, or disposition of any Seller Right, other than sales commissions that would be payable in the ordinary course of business

               (h) No Seller Right and no use by Seller of any Seller Right in its prior, current or contemplated business (including distribution, manufacture, marketing, license or sale), violates any rights of any third party, including (i) infringement of or misappropriation of Intellectual Property, (ii) unfair competition, (iii) defamation, (iv) contractual rights, or
(v) rights of privacy or publicity. Solely with respect to claims of infringement of a third party patent or unregistered trademark or infringement of Third Party Technology, the foregoing representations in this Section are made to the best knowledge of Seller.

               (i) To the best knowledge of Seller, no third party is violating, infringing, or misappropriating any Seller Right or contract of Seller.

               (j) Seller is not in default under or in breach or violation of, nor, is there, to the best of Seller's knowledge, any valid basis for any claim of default by Seller under, or breach or violation by Seller of, any contract, commitment or restriction relating to any Seller Right, including any Third Party License (each, an "Intellectual Property Contract"). No other party is in default under or in breach or violation of, nor, to the best of Seller's knowledge, is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Intellectual Property Contract. Each Intellectual Property Contract is valid, binding, in full force and effect, and enforceable by Seller in accordance with its terms. To the best knowledge of Seller, no party to any Intellectual Property Contract intends to cancel, withdraw, modify or amend such contract.

               (k) No shareholder or employee of Seller, nor any of their respective affiliates, has any right, title or interest in or to any Seller Right, other than rights pertaining to Third

Party Technology obtained from the third party licensor, and other than a nonexclusive right to use CAD/RMS Products pursuant to Seller's standard end-user license terms.

               (l) Except as set forth in Schedule 4.15: (i) no third party (including any OEM or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the Seller Rights or any adaptations, translations, or derivative works based on the Seller Rights, or any portion thereof, other than rights pertaining to Third Party Technology obtained from the third party licensor; (ii) Seller has no agreements, contracts or commitments that provide for the manufacture, reproduction, distribution, sale, sublicensing, marketing, development, exploitation, or supply by Seller of any Seller Right or any adaptation, translation, or derivative work based on the Seller Rights, or any portion thereof or otherwise material to the continued business of Seller; (iii) Seller has not granted to any third party any exclusive rights of any kind with respect to any of the Seller Rights, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Seller Rights; and (iv) Seller has not granted any third party any right to market any product utilizing any Seller Right under any "private label" arrangements pursuant to which Seller is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Schedule 4.15 and true and correct copies of such documents or instruments have been furnished to Buyer. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the Seller Rights are a derivative work.

               (m) Each CAD/RMS Product: (i) substantially complies with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business as historically experienced in the Business; (ii) has been created in a professional manner considering its present stage of development; and (iii) can be recreated from its associated source code without undue burden.

               (n) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any Seller Rights, other than Third Party Technology, at any stage of their development were written, developed and created solely and exclusively by employees of Seller without the assistance of any third party or entity.

               (o) Seller has not knowingly altered its data, or any Seller Rights, in a manner that may damage data, whether stored in electronic, optical, or magnetic or other form.

               (p) Seller has furnished Buyer with true and accurate copies of all end user documentation relating to the use, maintenance or operation of each CAD/RMS Product.

               (q) Seller has not disclosed or otherwise dealt with any aspect of any Seller Rights, other than Third Party Technology, that would constitute a trade secret if not injected into the public domain or if treated as secret, in such a manner as to cause such aspect not to constitute a trade secret.

               (r) No employee of Seller is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Seller or, to Seller's best knowledge, any other party because of the nature of the business conducted by Seller or proposed to be conducted by Seller. Neither the execution or delivery of any of the foregoing agreements, nor the carrying on of Seller's business as employees by such persons, nor the conduct of Seller's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated; provided that, solely as the foregoing representation relates to any agreement between an employee and any party other than Seller, such representation is limited to Seller's best knowledge.

               (s) No product liability or warranty claims have been communicated to or threatened against Seller nor, to the best of Seller's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

               (t) Each employee or contractor of Seller at any time engaged in the Business has executed and delivered to the Seller a proprietary information and invention assignment agreement in the form provided to the Buyer.

           4.16 OPERATIONAL RESTRICTIONS. Neither the Seller nor Subsidiary is a party to any undisclosed agreement or instrument or subject to any undisclosed charter or other corporate restriction or any undisclosed judgment, order, writ, injunction, decree, or order, which materially adversely affects, or in the future could adversely affect, the Business, or any of the Purchased Assets or the ability of Seller to transfer the Purchased Assets to Buyer pursuant to the terms of this Agreement. The Seller does not know knows of any facts, circumstances or events which result, or with the passage of time may result, in any material adverse change in the condition (financial or other), operating results, business or prospects of the Business or which might adversely affect any of the Purchased Assets.

           4.17 ILLEGAL OR IMPROPER PAYMENTS. To the best knowledge of the Seller, neither Seller, Subsidiary nor any of their respective directors, officers or employees have, in connection with the operation of the Business:
(i) made any illegal political contribution from assets; (ii) been involved in the disbursement or receipt of corporate funds outside normal internal control systems of accountability; (iii) made or received payments, whether direct or indirect, to or from government officials, employees or agents for purposes other than the satisfaction of lawful obligations, or been involved in any transaction that has or had as its intended effect the transfer of funds or assets of Seller or Subsidiary other than for the satisfaction of lawful obligations of Seller or Subsidiary; or (iv) been involved in the willfully inaccurate recording of payments and receipts on the books of Seller or Subsidiary or any other matter of a similar nature involving disbursements of funds or assets, and they are not aware of any material inaccurate recording of any payment or receipt on the books of Seller or Subsidiary.

           4.18 TITLE TO PURCHASED STOCK. Seller has, and at the Closing Seller will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Stock, free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests. There are no outstanding options or warrants to purchase, nor any securities convertible or exercisable into, shares of capital stock of Subsidiary, nor are there any agreements, commitments or understandings, oral or written, providing for the grant of, subscriptions, options or other rights to purchase or receive, or obligating Subsidiary to issue, sell or otherwise transfer or to repurchase or redeem, any shares of capital stock of Subsidiary.

           4.19 BULK SALE NOTICES. Seller represents and warrants that the Purchased Assets will bet transferred to the Buyer free and clear of any encumbrances or transferee liability that may be imposed by the Bulk Sales Law or such similar laws.

           4.20 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained herein and the materials contained in the Schedules attached hereto do not contain any statement of a material fact that was untrue when made nor, to the best knowledge of Seller, do they omit any material fact necessary to make the information contained therein not misleading. For purposes of this Section 4, wherever there is a reference to "knowledge" or "best knowledge" of Seller, Seller will be charged with knowledge of facts, circumstances, conditions, occurrences and events known to any of the individuals named on Schedule 4.20 attached hereto. Information in any one Schedule delivered pursuant hereto need not be repeated in any other Schedule; provided, that an appropriate specific cross-reference is made in the other Schedule to such information contained elsewhere in the Schedules.

        5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to the Seller, as of the date hereof and again as of the Closing Date, as follows:

           5.1 ORGANIZATION AND RELATED MATTERS. a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to carry on its business as now being conducted and to execute and deliver Agreement and the Related Agreements and each of the agreements referenced herein to which Buyer is a party.

           5.2 NECESSARY ACTIONS; BINDING EFFECT. Prior to the Closing Date, Buyer will have taken all corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and the Related Agreements to which a party. This Agreement and the Related Agreements constitutes, and upon their execution and delivery each of the Related Agreements will constitute, valid obligations of Buyer that are legally binding on and enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and (ii) general principles of equity relating to the availability of equitable remedies.

           5.3 NO CONFLICTS. Neither the execution and delivery, nor the performance of, this Agreement or the Related Agreements by Buyer will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the Articles of Incorporation or Bylaws of Buyer; or (ii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which Buyer is a party or by which any of its properties are bound or a violation of any laws or regulations applicable to Buyer, where the violation would have a material adverse effect on Buyer.

        6. CONDUCT OF BUSINESS PENDING THE CLOSING. Between the date hereof and the Closing, and except as otherwise consented to by Buyer in writing, or permitted pursuant to Section 7 below, Seller covenants as follows:

           6.1 FULL ACCESS. Subject to the provisions of Section 14 below, Seller shall afford to Buyer, its counsel, accountants, lenders and investors (and their respective accounting and legal and other authorized representatives), upon reasonable prior notice by Buyer of the identity of such representatives, full access during normal business hours to all properties, personnel and information of Seller involved with the Business, including, without limitation, financial statements and records, leases and agreements and tax returns of Seller, to determine that the purchase of the Purchased Assets can be consummated in accordance with applicable statutes and regulations, to verify the accuracy of the representations and warranties made herein and to fully investigate the affairs of the Business as fully as Buyer may desire. Seller shall furnish to Buyer and its representatives such information and data concerning the Purchased Assets and the operation of Business as Buyer or any such representative shall reasonably request.

           6.2 CONDUCT OF SELLER'S BUSINESS. Unless Buyer gives its prior written consent for actions to be taken to the contrary, from the date of execution of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, Seller shall:

               (a) OPERATION OF BUSINESS. Operate and conduct the Business diligently and only in the ordinary course of business consistent with past practices. Seller shall not: (i) incur any new indebtedness on behalf of the Business; (ii) increase the compensation or benefits of any employee, independent contractor or agent of the Business, or adopt or amend any commission plan or arrangement or any employee benefit plan or arrangement of any type, affecting any employee, independent contractor or agent of the Business, which results or may result in an increase in costs or liabilities thereunder above those existing on the date hereof; or (iii) lend or advance any sum or extend credit to any employee, director or shareholder of the Business or any of their respective affiliates;

               (b) VENDORS. Use commercially reasonable efforts to retain the services of all vendors, suppliers, manufacturers, agents and consultants used in the Business, commensurate with the requirements of the Business;

               (c) INSURANCE. Maintain all insurance polices set forth in
Schedule 4.9, consistent with past practices and, unless comparable insurance is substituted therefor, not take any action to terminate or modify, nor permit the lapse or termination of, the present insurance policies and coverages of Seller as set forth in Schedule 4.9 hereto;

               (d) LAWSUITS, CLAIMS. Promptly notify Buyer of, and diligently defend against, all lawsuits, claims, proceedings or investigations that are, or which any officers of the Seller, as a result of events or circumstances actually known to them, has reason to believe may be, threatened, brought, asserted or commenced against Seller or any of its shareholders, officers or directors, involving or affecting in any way the Business, any of the Purchased Assets or the transactions contemplated hereby; and not settle any action or proceeding which would materially adversely affect the Business or any of the Purchased Assets or the consummation of the transactions contemplated hereby; and not release, settle, compromise or relinquish any claims, causes of action or rights of the Business involving more than $5,000 individually or $15,000 in the aggregate which

Seller may have against any other persons;

               (e) CERTAIN CHANGES. Not sell or otherwise dispose, or enter into any agreement for the sale, of any of the Purchased Assets, except for sales of inventory and obsolete equipment in the ordinary course of business and consistent with past practices, and not permit or allow, or enter into any agreements providing for or permitting, any of the Purchased Assets to be subjected to any mortgage, security interest, pledge, option, lien, charge or encumbrance ;

               (f) CONDITION OF ASSETS. Maintain in good working order and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all of the Purchased Assets;

               (g) AGREEMENTS AND COMMITMENTS. Observe and perform, in all material respects, all terms, conditions, covenants and obligations contained in all existing agreements between Seller and third parties the violation of which would have, individually or in the aggregate, a material adverse effect on the Business or any of the Purchased Assets; not take any action which would cause a breach or violation of or default under any material agreement, lease, contract, or other written instrument, commitment or arrangement, or under any License or Permit, judgment, writ or order, applicable to or affecting the Business or any of the Purchased Assets, and promptly notify Buyer in writing of the occurrence of any such breach or default; and not enter into any transaction with any shareholder, director or officer or any person or entity related to or affiliated with any Selling Party;

               (h) CONSENTS; COMPLIANCE WITH LAWS. Use its best efforts to obtain and maintain all consents, assignments or approvals of, and Licenses and Permits granted by, governmental authorities and agencies and other third parties, in form and substance reasonably satisfactory to Buyer, the absence or loss of which would have a material adverse effect on the Business or any of the Purchased Assets either prior to or following the Closing; and not take any action which would result in a violation of or the noncompliance with any laws, regulations, consents or approvals applicable to the Business or any of the Purchased Assets, where such violation or noncompliance could have a material adverse effect on the Business or any of the Purchased Assets, or result in the incurrence of any material liability against the Business or any of the Purchased Assets or in the revocation, modification or loss of any License or Permit or other right needed for the operation of the Business as presently conducted by Seller;

               (i) TAXES. Pay all federal, state, local and foreign taxes assessed against Seller, the Business or any of the Purchased Assets, when due, and in any event prior to the imposition or assessment of any liens against the Business or any of the Purchased Assets, unless Seller is contesting such taxes or the imposition of any such liens in good faith, it being understood that not assuming any liability for such taxes and that Seller shall cause any such liens to be removed prior to the Closing;

               (j) CORPORATE MATTERS. No change or amendment shall be made in the Articles of Incorporation, Bylaws or other governing instruments of Seller or in the ownership of the outstanding capital stock or other equity interests of Seller in a manner which could interfere with the consummation of the transactions contemplated by this Agreement, nor shall Seller terminate or modify, or take any actions which it has reason to believe would result in termination or modification of, any of the material agreements, contracts, leases, licenses or rights included in the Purchased Assets;

               (k) LIABILITIES AND EXPENSES. Not create or incur (whether as principal, surety or otherwise) any actual or contingent liabilities or expenses of the Business other than liabilities and expenses incurred in the ordinary course of business consistent with past practices.

           6.3 FURNISHING OF CERTAIN INFORMATION. If requested by Buyer, Seller
(i) shall make, or cause to be made, available to Buyer true, correct and complete copies of the historical financial statements of the Business for any periods prior to the Closing Date and such other information concerning Seller or the Business as Buyer may request; (ii) shall permit Buyer's independent public accountants to have access to the books and records of the Business so that any unaudited historical financial statements and other financial information of the Business and Subsidiary, if any, can be reviewed or audited; and (iii) shall permit such financial statements and other information concerning the Business to be disclosed in any public filing by Buyer under or pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended ("Securities Filings"). In addition, the Seller shall use commercially reasonable efforts to cause Seller's independent public accountants to provide such information and assistance, including the execution and delivery of opinions and consents with respect to the historical financial statements of the Business, as may be required by Buyer for inclusion in any such Securities Filings, and the reasonable out-of-pocket expenses of the Seller and such accountants in connection therewith shall be paid by Buyer, provided the incurring of such expenses has been approved in advance and in writing by Buyer. Disclosure of such financial statements and information furnished hereunder in any Securities Filing shall not constitute a breach or violation of the confidentiality provisions of Section 14 of this Agreement.

        7. OBLIGATIONS PENDING AND FOLLOWING THE CLOSING.

           7.1 TERMINATION OF SECURITY INTERESTS AND LIENS. At no cost or expense to Buyer, Seller shall cause, as of the Closing Date, all security interests, liens, claims, encumbrances and adverse interests to which any of the Purchased Assets are subject (other than those securing any of the Assumed Obligations) to be terminated and all indebtedness or obligations secured thereby (other than the Assumed Obligations) to be paid.

           7.2 CONSENTS. Except as may otherwise be agreed by the parties, each party to this Agreement shall use commercially reasonable efforts to obtain or cause to be obtained at the earliest practicable date, all consents, approvals and Licenses and Permits, if any, which such party requires to permit it to consummate the transactions contemplated hereby without violating any agreement, contract, instrument or applicable law or regulation or any License or Permit to which it is a party or to which it or its assets are subject. The parties hereto shall cooperate with each other in their efforts to obtain all such consents, approvals and Licenses and Permits.

           7.3 FURTHER ASSURANCES. Each party hereto shall execute and deliver, both before and after the Closing, such instruments and take such other actions as the other party or parties, as the case may be, may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

           7.4 NOTICE OF BREACH. Each party to this Agreement will notify the other parties of the occurrence of any event, or the failure of any event to occur, that results in or constitutes a breach by it of any representation or warranty or a failure by it to comply with or fulfill any covenant, condition or agreement contained herein, within two (2) business days after learning of such breach or failure.

           7.5 EXCLUSIVITY/OTHER OFFERS. Unless and until this Agreement has been terminated in accordance with Section 12 below, the Seller or its respective representatives, agents, officers, directors, shareholders, partners or employees, will not solicit or accept offers from, provide information or assistance to, or negotiate or enter into any agreement or understanding (written or oral) with, any other person or entity regarding (i) the sale, merger or reorganization of Seller, where such transaction does not contemplate the earlier consummation of the transactions set forth in this Agreement; (ii) the sale or other disposition of, or the granting of any security interest, lien or encumbrance on, any of the Purchased Assets; or (iii) any other transaction which would cause or result in any change, other than of an immaterial nature, in or adversely affect the Business or any of the Purchased Assets or otherwise interfere with the consummation of the transactions contemplated herein.

           7.6 EMPLOYEES.

               (a) Seller hereby authorizes Buyer to offer employment to any or all of its employees associated with the Business, conditioned on the consummation of the sale of the Purchased Assets pursuant hereto; and waives any rights Seller may have to prohibit such employees from being employed by Buyer;

               (b) Seller will use its best efforts to retain all current employees of the CAD/RMS division during the transition period, including resolution of stock option issues;

               (c) Seller will not solicit any current employees of the CAD/RMS division who are offered employment by Buyer for a period of one year after the Closing Date, without the prior written consent of Buyer; and

               (d) Buyer shall offer employment to each of the employees of the Business listed on Schedule 7.6 hereto.


           7.7 TAXES. Seller shall pay all taxes (other than income taxes of Buyer) of any kind or nature arising from (i) the conduct of Seller's business or operations, whether prior to or after the Closing Date, and (ii) the consummation of the transactions contemplated hereby, including, without limitation, all sales, use or similar taxes, if any, that may arise from or be assessed by reason of the sale of the Purchased Assets by Seller to Buyer. If any taxes required under this Section 7.7 to be borne by Seller are assessed against Buyer, Buyer shall notify Seller in writing promptly thereafter and Seller shall be entitled to contest, in good faith, such assessment or charge. Notwithstanding the foregoing, Buyer may, but shall not be obligated to, pay any such taxes assessed against it but payable by Seller pursuant hereto, if Buyer's failure to do so, in the reasonable judgment of Buyer, could result in the imposition of a lien or attachment on any of the Purchased Assets or any other assets of Buyer or would constitute a violation of any agreement to which Buyer is subject, or if Seller fails to contest such assessment or charge in good faith. In the event Buyer pays any taxes which pursuant hereto are required to be borne by Seller, Buyer shall be entitled to reimbursement thereof from Seller, on demand.

           7.8 SCHEDULE OF ACCOUNTS RECEIVABLE. At the Closing, Seller shall deliver or cause to be delivered to Buyer a detailed schedule of all unpaid accounts receivable of Seller as of the close of business on June 30, 1997. This schedule shall set forth all of the accounts receivable of Seller outstanding as of the end of such day, together with an aging thereof setting forth the amounts due in respect of such receivables in 30-day aging categories up to 180 days. The Seller represents and warrants that the schedule to be delivered pursuant to this Section 7.8 shall be a true, correct and accurate representation of the facts set forth in such schedule.

           7.9 ACCOUNTS AND NOTES RECEIVABLE COLLECTIONS. In the event the Seller receives any payment after the Closing of or in respect of any accounts or notes receivable included in the Purchased Assets, such Selling Party shall promptly deliver such payment to Buyer, after subtracting from the amount of such payment any amounts paid by Seller on behalf of Buyer in payment of accounts payable of the Business following July 1, 1997. The Seller further agrees to cooperate with Buyer in notifying account obligors of the transfer of such accounts and notes receivable and instructing them to make all payments in respect thereof following the Closing to Buyer.

           7.10 SUBLEASE OF SCC FACILITY. SCC will permit the Buyer to conduct the Business from the existing premises occupied by the Business (the "Business Premises") through October 31, 1997 at a rental rate not to exceed $20,000 per month (prorated for partial months), plus expenses such as phone charges and other similar items, which shall be billed separately by Seller, without mark-up. Buyer may cause employees to vacate all or any portion of the Business Premises at any time and in one or more stages, and its rental obligation shall cease upon its full vacation of the Business premises.

           7.11 MAPPING SERVICES AND SOFTWARE LICENSE AGREEMENT. As soon as practicable following the Closing, Buyer and Seller shall negotiate in good faith and shall enter into a Mapping Services and Software License Agreement, which shall reflect the terms set forth in EXHIBIT D, among others (the "Service Agreement").

           7.12 9-1-1/CAD INTEGRATION AGREEMENT. As soon as practicable following the Closing, Buyer and Seller shall negotiate in good faith and shall enter into a 9-1-1 XA/CAD Integration Agreement, which shall reflect the terms set forth in EXHIBIT E, among others (the "Integration Agreement").

        8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto, as the same have been modified by the information contained in the Schedules to this Agreement delivered on the date hereof by Seller to Buyer, or by Buyer to Seller, and all covenants which by their terms require performance or compliance following the Closing, shall remain in full force and effect and shall survive the Closing until (i) in the case of the representations and warranties, the expiration of the periods following the Closing Date applicable to such representations and warranties as set forth in Section 13(d) hereof, regardless of any investigation or verification by any party hereto or by anyone or on behalf of any party hereto, and (ii) in the case of any such covenants, until they have been fully performed and no further performance is required with respect thereto pursuant to this Agreement, unless the party for whose benefit such covenant, representation or warranty was made waives the same in writing.

        9. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or the waiver in writing by Buyer, at or before the Closing, of all the conditions set out below in this Section 9.

           9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES/COMPLIANCE WITH COVENANTS. All of the representations and warranties of Seller contained in this Agreement and the Schedules hereto, were true and correct when made and remain true and correct as of the Closing Date. The Seller shall, in all material respects, have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to have been performed or complied with by any or all of them on or before the Closing Date.

           9.2 NO MATERIAL ADVERSE CHANGES. Subsequent to June 30, 1997 there shall not have occurred nor shall there exist (i) any material adverse change in the financial condition, properties, assets, business or operating results or prospects of the Business from that reflected in the June 30, 1997 Balance Sheet, except for changes disclosed in this Agreement or in the Schedules hereto delivered with this Agreement on the date hereof; (ii) any material breach or default by any party thereto of any of the Assumed Contracts or Assumed Liabilities or any other material contracts or agreements relating to or affecting any of the Purchased Assets or the Business, the existence of which breach or default is not disclosed in this Agreement or in the Schedules delivered with this Agreement on the date hereof; (iii) any damage or loss, whether or not insured, to any of the Purchased Assets; or (iv) any other event or condition or state of facts of any character which could reasonably be expected to materially adversely affect the Business or any of the Purchased Assets.

           9.3 ABSENCE OF LITIGATION. No action, suit, investigation or other proceeding before any court or by any governmental body or other authority, whether brought against the Seller or Buyer, shall have been instituted or threatened, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened nor shall there be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto. There shall be no pending or threatened litigation, or asserted or unasserted claims, assessments, or other loss contingencies, materially and adversely affecting the Business or any of the Purchased Assets, other than as disclosed in the Schedules delivered pursuant hereto as of the date of this Agreement.

           9.4 CERTIFICATES. Buyer shall have received the following:

               (a) Certificates of Good Standing, as of a recent date, from the Delaware and Colorado Secretaries of State , indicating that Seller is not delinquent in the payment of income, franchise, sales or other state taxes or the filing of any tax returns;

               (b) A certificate signed by Seller, dated as of the Closing Date, certifying that (i) all representations and warranties of the Seller were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date; (ii) all of the respective covenants, agreements, obligations and conditions of the Seller required to have been performed as of or prior to the Closing have been fully performed and complied with; and (iii) all of the conditions to Buyer's obligations under this Agreement required to be satisfied by the Seller by the Closing Date have been satisfied and fulfilled; and

               (c) A certificate signed by the Secretary of Seller, and dated as of the Closing Date, as to the incumbency of each officer of Seller executing this Agreement and the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by Seller's Board of Directors and all of its shareholders, as the case may be, authorizing the execution and delivery of this Agreement by Seller, and the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby.

           9.5 UCC TERMINATION STATEMENTS. Seller shall have delivered or caused to be delivered to Buyer, at or before the Closing, UCC Termination Statements and such other releases as Buyer may reasonably request, duly completed and executed by each person having any security interest, lien, claim or other encumbrances or adverse interests in or on any of the Purchased Assets which are required to be terminated pursuant to Section 7.1 above, in order to evidence the termination thereof.

           9.6 LEGAL OPINION. On the Closing Date, Seller shall have delivered or caused to be delivered to Buyer a legal opinion of Ireland, Stapleton, Pryor & Pascoe, P.C., counsel to Seller, in the form of EXHIBIT F hereto.

           9.7 OTHER CONSENTS AND APPROVALS. Receipt of all consents and approvals required for the consummation of the transactions contemplated by this Agreement and to permit Buyer in writing to acquire all of the Purchased Assets pursuant hereto, without thereby violating any laws, government regulations or agreements to which subject or is a party, in form and substance acceptable to Buyer.

           9.8 BILL OF SALE. Seller shall have executed and delivered to Buyer a Bill of Sale, in the form attached hereto as EXHIBIT A, transferring title to the Purchased Assets to Buyer.

           9.9 ASSIGNMENT AND ASSUMPTION AGREEMENT. Seller shall have executed and delivered to Buyer an Assignment and Assumption Agreement in the form of EXHIBIT B hereto with Buyer (the "Assignment Agreement"), pursuant to which Seller shall assign, and Buyer shall assume, all of the Assumed Obligations.

           9.10 OTHER DOCUMENTS. Seller shall have delivered to Buyer all instruments, consents, deeds, assignments and other documents called for in this Agreement, including, without limitation, assignments and certificates of title for any and all vehicles included in the Purchased Assets, properly executed and acknowledged for transfer, and such other documents and instruments as Buyer or its counsel reasonably requests to better evidence or effectuate the transactions contemplated hereby.

           9.11 NON-COMPETITION AGREEMENT. The Seller shall have executed and delivered to the Buyer a Non-Competition Agreement substantially in the form attached hereto as EXHIBIT C.

        10. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or the waiver by Seller, at or before the Closing, of each of the following conditions:

           10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES/COMPLIANCE WITH COVENANTS. All of the representations and warranties of Buyer contained in this Agreement and in the Schedules hereto were true and correct when made and remain true and correct as of the Closing Date. Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

           10.2 ABSENCE OF LITIGATION. No action, suit, investigation or other proceeding before any court or by any governmental body or other authority, whether brought against the Seller or Buyer, shall have been instituted or threatened, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened nor shall there be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto.

           10.3 CERTIFICATES. Seller shall have received the following:

               (a) Good Standing Certificates of Buyer, as of a recent date, from the Delaware and California Secretaries of State;

               (b) A certificate signed by the President or Chief Financial Officer of Buyer, dated as of the Closing Date, certifying that (i) all representations and warranties of Buyer were true and correct when made and remain, in all material respects, true and correct as of the Closing; (ii) all of the respective covenants, agreements, obligations and conditions of Buyer required to have been performed by Buyer as of or prior to the Closing have been fully performed and complied with; and (iii) all of the conditions to Seller's obligations under this Agreement and the Related Agreements required to be satisfied by the Closing Date by Buyer have been satisfied and fulfilled; and

               (c) A certificate signed by the Secretary of Buyer, dated as of the Closing Date, as to the incumbency of each officer of Buyer that has executed this Agreement or the Related Agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby.

           10.4 OTHER DOCUMENTS. Buyer shall have delivered to Seller all instruments, consents, deeds, assignments and other documents called for in this Agreement and the Related Agreements.

           10.5 ASSIGNMENT AND ASSUMPTION AGREEMENT. Buyer shall have executed and delivered to Seller an Assignment and Assumption Agreement in the form of EXHIBIT B hereto with Buyer (the "Assignment Agreement"), pursuant to which Seller shall assign, and Buyer shall assume, all of the Assumed Obligations.

        11. CLOSING.

           11.1 TIME, DATE AND PLACE OF CLOSING. The closing of the sale and purchase of the Purchased Assets contemplated by this Agreement (the "Closing") shall take place at the offices of Stradling, Yocca, Carlson & Rauth, in Newport Beach, California at 1:00 P.M., on July 18, 1997, or at such other location or time or on such other date as the parties may agree to in writing (the "Closing Date").

           11.2 SELLER'S OBLIGATIONS AT CLOSING. Subject to the satisfaction, or Seller's waiver, of the conditions precedent contained in Section 9 hereof, at the Closing, the Seller shall deliver, or cause to be delivered to Buyer, the following documents and instruments, in form and substance satisfactory to Buyer and its counsel:

               (a) Each of the certificates, opinions and other documents and instruments required to be delivered by the Seller to satisfy the conditions set forth in Section 10 above;

               (b) The UCC Termination Statements, and such instruments and other documents as Buyer may request, from all persons holding security interests, liens, claims or encumbrances or any other adverse interests on any of the Purchased Assets, terminating and discharging all of such security interests, liens, claims, encumbrances and adverse interests;

               (c) All checks and other negotiable instruments in the possession of Seller evidencing or constituting payment of any accounts or notes receivable included in the Purchased Assets, endorsed for payment to Buyer; and

               (d) Such other documents and instruments as Buyer or Buyer's counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.

           11.3 OBLIGATIONS OF BUYER AT THE CLOSING. Subject to the satisfaction, or Buyer's written waiver, of the conditions precedent contained in Section 9 hereof, at the Closing, Buyer shall do the following:

               (a) Buyer shall deliver each of the certificates and other documents and instruments required to be delivered by Buyer to Seller pursuant to Section 10 above; and

               (b) Buyer shall deliver such other documents and instruments as Seller or Seller's counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.

        12. TERMINATION.

           12.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time, without liability to the terminating party:

               (a) By mutual written consent of Buyer and Seller; or

               (b) By either Buyer or Seller, if the Closing has not occurred by August ___, 1997; provided, that the party so terminating is not in breach of any of its material obligations under this Agreement.

           12.2 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Buyer or Seller or by both Buyer and Seller pursuant to Section
12.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Buyer or the Seller. In addition, if this Agreement is terminated as provided herein:

               (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (b) The confidentiality of all information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall be maintained in accordance with Section 14 hereof which shall survive termination of this Agreement; and

               (c) Except as hereinabove provided in this Section 12.2, the respective obligations of the parties hereto under this Agreement shall terminate; provided, that if any party hereto has breached any of its material obligations or representations or warranties under this Agreement prior to the termination of this Agreement, termination of this Agreement shall not release such party from liability therefor to the other party. For purposes this Section, the Seller shall be deemed to be a single and the same party.

        13. INDEMNIFICATION.

               (a) Seller (in the case of indemnification obligations of the Seller, Seller shall hereinafter be referred to in this Section 13 as the "Indemnifying Party") hereby agrees that it will indemnify, hold harmless and defend Buyer and its directors, officers, shareholders, employees, agents and successors and assigns (in the case of indemnification obligations of Seller, such persons shall hereinafter be referred to collectively in this Section 13 as the "Indemnified Parties") from and against any and all Liabilities (as hereinafter defined) that arise from or are in connection with: (i) any facts, circumstances or events, the existence or happening of which constitutes a breach of or inaccuracy in any of the representations or warranties of Seller contained in this Agreement or in any Exhibits or Schedules hereto or any certificates or other documents delivered hereunder by or on behalf of Seller;
(ii) any breach or default by Seller of any of its covenants or agreements contained in this Agreement; and (iii) any legal actions or proceedings that have arisen or may hereafter arise out of the business or operations of Seller, whether before or after the Closing, including, without limitation, any of the pending or threatened legal actions described in Schedule 4.13 hereto; and (iv) any and all liabilities of Seller which may be asserted by third parties against Buyer as a result of non-compliance with the Bulk Sales laws of any jurisdiction. The liability of the Seller to the Indemnified Parties pursuant to this Section 13(a) shall be limited, in the aggregate, to the Purchase Price.

               (b) Buyer (in the case of indemnification obligations of Buyer, Buyer shall hereinafter be referred to in this Section 13 as the "Indemnifying Party") hereby agrees that it will indemnify, hold harmless and defend the Seller and its directors, officers, shareholders, employees, agents and successors and assigns (in the case of indemnification obligations of Buyer, such persons shall hereinafter be referred to collectively in this Section 13 as the "Indemnified Parties") from and against any and all Liabilities that arise from or are in connection with: (i) any facts, circumstances or events, the existence or happening of which constitutes a breach of or inaccuracy in any of the representations or warranties of Buyer contained in this Agreement or in any Exhibits or Schedules hereto or any certificates or other documents delivered hereunder by or on behalf of Buyer; or (ii) any breach or default by Buyer of any of its covenants or agreements contained in this Agreement, including its agreement to assume and perform the Assumed Obligations. The liability of the Buyer to the Indemnified Parties pursuant to this Section 13(b), other than liability arising out of Buyer's failure to perform the Assumed Obligations (which shall be limited to the amounts set forth on Schedule 1.3 plus any legal fees and expenses payable pursuant to subsection (d) below) shall be limited, in the aggregate, to $100,000.

               (c) "Liabilities," as used in this Agreement, shall mean: (i) demands, claims, actions, suits, and legal or other proceedings brought against any "Indemnified Party" (as hereinafter defined), and any judgments rendered therein or settlements thereof, and (ii) all liabilities, damages, losses, taxes, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by any Indemnified Party, whether or not they have arisen from or were incurred in or as a result of any demand, claim, action, suit, assessment or other proceeding or any settlement or judgment, and whether sustained before or after the Closing Date.

               (d) No claim for indemnification under this Section 13 may be made by an Indemnified Party (i) until the aggregate amount of such claims exceeds $25,000, or (ii) more than eighteen (18) months after the Closing Date; provided, that any claim by an Indemnified Party for indemnification relating to any taxes or tax returns or reports may be made at any time within the statute of limitations relating to such taxes or tax returns or reports. To be effective, any claim for indemnification under this Section 13 by an Indemnified Party must be made by a written notice (a "Notice of Claim") to the Indemnifying Party, given in accordance with the provisions of Section 16 hereof, accompanied by documentation supporting the claim; provided, however, that if the Indemnified Party has made such claim prior to such expiration date, such Indemnified Party shall be entitled to recover the full amount of the Liabilities incurred by it even if that amount is not finally determined until after such expiration date. In the event of the assertion, in writing, of a third-party claim or dispute which, if adversely determined would entitle an Indemnified Party to indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing. The Indemnifying Party may elect, by written notice to the Indemnified Party, to assume and direct, at their sole expense, the defense of any such third-party claim, and may, at their sole expense, retain counsel in connection therewith, provided that such counsel is reasonably acceptable to the Indemnified Party. After the assumption of such defense by the Indemnifying Party with counsel reasonably acceptable to the Indemnified Party, and for so long as the Indemnifying Party conduct such defense on a diligent and timely basis, the Indemnifying Party shall not be responsible for the payment of legal fees incurred thereafter by the Indemnified Party (who may, however, continue to participate in the defense thereof with separate counsel); provided, that, the Indemnifying Party shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Party if the Indemnifying Party and the Indemnified Party have conflicting positions with respect to such third-party claim or dispute or if the Indemnifying Party, on the one hand, or the

Indemnified Party, on the other hand, have defenses not available to the other. If the Indemnifying Party fail to and until the Indemnifying Party undertake the defense of any such third-party claim or dispute, or if the Indemnifying Party discontinue the diligent and timely conduct thereof, the Indemnified Party may undertake such defense and the Indemnifying Party shall be responsible for reimbursing the Indemnified Party for its legal fees and expenses as and when incurred by the Indemnified Party. No Indemnifying Party hereto may settle or compromise any such third-party claim or dispute without the prior written consent of the Indemnified Parties hereto, which consent shall not be unreasonably withheld.

               (e) Upon receipt of a Notice of Claim, the Indemnifying Party shall have fifteen (15) calendar days to contest their indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnified Party (a "Contest Notice"); provided, however, that if, at the time a Notice of Claim is submitted to the Indemnifying Party the amount of the Liability in respect thereof has not yet been determined, such fifteen (15) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the Indemnified Party to the Indemnifying Party setting forth the amount of the Liability incurred by the Indemnified Party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Liability asserted, the amount, if any, which the Indemnifying Party believe is due the Indemnified Party. If no such Contest Notice is given with such 15-day period, the obligation of the Indemnifying Party to pay to the Indemnified Party the amount of the Liability set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the Indemnifying Party. If, on the other hand, the Indemnifying Party contest a Notice of Claim or Notice of Liability (as the case may be) within such 15-day period, the Indemnified Party and the Indemnifying Party shall thereafter attempt in good faith to resolve their dispute by agreement. If they are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Los Angeles County, California, as provided in Section 17(i) below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Liability that is the subject of an indemnification claim (whether such determination is the result of the Indemnifying Party's acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash by the Indemnifying Party to the Indemnified Party who have been determined to be entitled thereto within five (5) days of such final determination of the amount of the Liability due by the Indemnifying Party. Any amount that becomes due hereunder and is not paid when due shall bear interest at the maximum legal rate per annum from the date due until paid.

        14. CONFIDENTIALITY. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Except as otherwise provided in Section 6.3 above, each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the arrangement of financing for and the consummation of the transactions contemplated herein. Confidential information shall include any business or other information which is specifically marked by the party claiming confidentiality as being confidential, unless such information (i) is already public knowledge, (ii) becomes public knowledge through no fault, action or inaction of the receiving party, or (iii) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party. No party hereto, nor its respective officers, directors, employees, accountants, attorneys, or agents shall intentionally disclose the existence or nature of, or any of the terms and conditions relating to, the transaction referred to herein, to any third person; provided, however, that such information may be disclosed in applications or requests required to be made to obtain any Licenses and Permits, approvals or consents needed to consummate the transactions contemplated herein or in any Securities Filings.

        15. EXPENSES AND BROKER'S FEES.

           15.1 EXPENSES/PRORATIONS. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in connection with the negotiation, preparation, execution, delivery and performance of its respective obligations under this Agreement and the Related Agreements.

           15.2 BROKER'S FEES. Each party represents and warrants that it has not utilized the services of, and that it does not and will not have any liability to, any broker or finder in connection with this Agreement or the transactions contemplated hereby. The Seller jointly and severally agree to indemnify and hold harmless Buyer, and Buyer agrees to hold harmless Seller, against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable as a result of, or in connection with, this Agreement or the transactions contemplated hereby by reason of any act, omission or statement of the indemnifying party.

        16. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by a nationally recognized courier service, if sent by facsimile machine ("fax") or mailed, certified, return-receipt requested, postage prepaid:

        If to Printrak to:

                Printrak International Inc.
                1250 North Tustin Avenue
                Anaheim, CA  92807
                Attention:  Mr. Kevin P. McDonnell

                With a copy to:

                        Stradling, Yocca, Carlson & Rauth
                        660 Newport Center Drive, Suite 1600
                        Newport Beach, California 92660
                        Attention:  Bruce Feuchter, Esq.


        If to SCC to:

                SCC Communications Corp.
                6285 Lookout Road
                Boulder, Colorado 80301-3343
                Attention:  Ms. Nancy Hamilton

                With a copy to:

                        Ireland, Stapleton, Pryor & Pascoe
                        1675 Broadway, Suite 2600
                        Denver, Colorado  80202
                        Attention:  Jack Lewis, Esq.

Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by certified or registered mail, in the manner set forth above, within twenty-four (24) hours after the fax is sent. If the notice is delivered in person or is sent by a nationally recognized courier service, it shall be deemed to have been delivered on the date received by the recipient of such notice.

        17. MISCELLANEOUS.

           17.1 BINDING EFFECT. Subject to the terms of Section 17.2 below, this Agreement shall be binding upon the heirs, executors, representatives, successors and assigns of the respective parties hereto.

           17.2 ASSIGNMENT. No party may assign this Agreement, or assign their respective rights or delegate their respective duties hereunder, without the prior written consent of the other party.

           17.3 COUNTERPARTS. This Agreement may be executed in facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

           17.4 HEADINGS. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

           17.5 WAIVERS. Any party to this Agreement may waive any right, breach or default which it has the right to waive; provided, that such waiver will not be effective against the waiving party unless it is in writing and specifically refers to this Agreement and notice thereof is promptly given to all parties in the manner provided in Section 16 of this Agreement. No waiver will be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

           17.6 ENTIRE AGREEMENT. This Agreement, including the Schedules, Exhibits and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein, including, without limitation, the Letter Agreement.

           17.7 GOVERNING LAW. This Agreement is deemed to have been made in the State of California, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of California for contracts made and to be performed in that state.

           17.8 ARBITRATION. All disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Los Angeles, California, unless the parties otherwise agree in writing. The parties shall, in connection with such arbitration, in addition to any discovery permitted under AAA rules, be permitted to conduct discovery in accordance with Section 1283.05 of the California Code of Civil Procedure, the provisions of which are incorporated herein by this reference. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

           17.9 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

           IN WITNESS WHEREOF, the undersigned corporations have caused this Agreement to be executed by officers thereunto duly authorized, on the date first above stated.


                                      SELLER:

                                      SCC COMMUNICATIONS CORP.,
                                      a Delaware corporation


                                      By:  /s/ NANCY K. HAMILTON
                                           -------------------------------------

                                      Its: CFO
                                           -------------------------------------



                                      BUYER:

                                      PRINTRAK INTERNATIONAL INC., a Delaware
                                      corporation


                                      By:  /s/
                                           -------------------------------------

                                      Its: PRESIDENT AND CEO
                                           -------------------------------------

                                    EXHIBITS



         Exhibit A              Form of Bill of Sale
         Exhibit B              Form of Assignment and Assumption Agreement
         Exhibit C              Form of Non-Competition Agreement
         Exhibit D              Form of Mapping Services and Software License Agreement
         Exhibit E              Form of Demonstration Site Agreement
         Exhibit F              Form of Opinion of Counsel for the Seller
         Exhibit G              Form of Opinion of Counsel for Buyer


                                    SCHEDULES

         Schedule 1.1(a)        Tangible Assets
         Schedule 1.1(b)        Personal Property Contracts
         Schedule 1.1(d)        Intangible Property Rights
         Schedule 1.1(g)        Computer Software Programs
         Schedule 1.2           Assumed Liabilities
         Schedule 4.3A          Financial Statements
         Schedule 4.3B          Financial Statement Exceptions
         Schedule 4.4           Certain Changes
         Schedule 4.5           Exceptions to Title
         Schedule 4.5(d)        Leases
         Schedule 4.6           Contracts and Commitments
         Schedule 4.7           Labor and Employment Matters
         Schedule 4.8           Conflicts
         Schedule 4.9           Insurance Policies
         Schedule 4.11(a)       Compliance With Laws
         Schedule 4.11(b)       Permits and Licenses
         Schedule 4.12          Litigation
         Schedule 4.13          Certain Transactions
         Schedule 4.14          Environmental and Safety Matters
         Schedule 4.15          Intellectual Property Rights
         Schedule 4.16          Operational Restrictions
         Schedule 4.18          Individuals with Knowledge of Seller's Operations
         Schedule 5.3           Conflicts of Buyer
